UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange
1.875% Notes due 2026	PKI 21A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of James M. Mock

On August 15, 2022, James M. Mock, the Senior Vice President and Chief Financial Officer of PerkinElmer, Inc. (“PerkinElmer” or the “Company”), notified the Company that he is resigning as the Company’s Chief Financial Officer and terminating his employment effective as of September 5, 2022.

Appointment of Maxwell Krakowiak

On August 16, 2022, the Company’s Board of Directors (the “Board”) appointed Maxwell Krakowiak to serve as its Senior Vice President and Chief Financial Officer, effective as of September 6, 2022. He assumes the Chief Financial Officer role from James M. Mock, who has served as the Company’s Senior Vice President and Chief Financial Officer since 2018.

Mr. Krakowiak, age 33, joined the Company in October 2018 and has held a variety of financial leadership roles of increasing responsibility, most recently as the Company’s Vice President of Corporate Finance since October 2021, and before then as the Company’s Senior Director – Commercial Finance from November 2020 to October 2021, and prior to that as the Senior Director – Financial Planning & Analysis (FP&A) . Before joining the Company, Mr. Krakowiak served in several financial management roles at General Electric Company, a high-tech industrial company that operates worldwide with a focus on aviation, healthcare, renewable energy, and power, including Executive Manager – Corporate Audit Staff (“CAS”) from January 2018 to October 2018 and as Senior Manager – CAS from May 2014 to January 2018.

The Company will pay Mr. Krakowiak a starting annual base salary of $500,000 and he will be eligible to participate in the Company’s Global Incentive Compensation Plan with a target award opportunity of 75% of his annual salary. Mr. Krakowiak will also be able to participate in the Company’s annual Long-Term Incentive Program for 2023, receiving the following awards with an aggregate grant value equal to 225% of his base salary, divided as follows: 25% as a stock option subject to time-based vesting, 25% as restricted stock subject to time-based vesting and 50% as performance restricted stock units (“PRSUs”). The stock option will have an exercise price equal to the fair market value of PerkinElmer’s common stock on the date of grant and will cover the number of shares that results in a grant date fair value for the option equal to 25% of Mr. Krakowiak’s aggregate grant value under the program. Subject to Mr. Krakowiak’s continued service, the option will vest in three equal annual installments on the anniversary of the grant date, and will be exercisable for seven years from the date of grant. The number of restricted shares and PRSUs granted will be determined by dividing the applicable grant value by the closing price of PerkinElmer’s common stock on the date of grant. Subject to Mr. Krakowiak’s continued service, all of the restricted shares will vest on the third anniversary of the date of grant. The PRSUs will vest based on the achievement of financial performance goals at the end of a three-year performance period.

Mr. Krakowiak will also receive a sign-on equity grant equal to $500,000 in the aggregate, divided equally between stock options and restricted stock subject to time-based vesting. Subject to Mr. Krakowiak’s continued service, the stock option component will have an exercise price equal to the fair market value of PerkinElmer’s common stock on the date of grant, will vest in three equal installments on the anniversary of the grant date and will be exercisable for seven years from the grant date. The number of restricted shares granted will be determined by dividing the applicable grant value by the closing price of PerkinElmer’s common stock on the date of grant. Subject to Mr. Krakowiak’s continued service, all of the restricted shares will vest on the third anniversary of the date of grant.

In connection with his new position, Mr. Krakowiak and the Company entered into a new employment agreement dated August 16, 2022 (the “Agreement”). The Agreement has an initial term of one year, continues until terminated and is similar to employment agreements the Company has with other executive officers. The Agreement includes non-competition and non-solicitation covenants by Mr. Krakowiak running through one year following the end of his employment, as well as severance and change of control provisions. In the event Mr. Krakowiak’s employment is terminated by the Company without “cause”, as that term is defined in the Agreement, Mr. Krakowiak would be entitled to receive his “full salary” for a period of one year following his termination and a lump sum payment equal in value to the amount that the Company would have paid in premiums for his benefit plans and arrangements for a period of one year following his termination. In this situation, “full salary” is defined in the Agreement as Mr. Krakowiak’s annual base salary, plus the amount of any bonus or incentive payments (excluding payments under the Company’s long-term incentive program) earned or received by Mr. Krakowiak with respect to the last full year of the Company for which all bonus or incentive payments (excluding payments under the Company’s long-term incentive program) to be made have been made.

If Mr. Krakowiak’s employment is terminated by the Company without “cause” or he voluntarily terminates his employment for “good reason” within 36 months following the occurrence of a “change in control” (as those terms are defined in the Agreement), Mr. Krakowiak would be entitled under the Agreement to receive a lump sum cash payment on the date of his termination equal to the sum of (i) his unpaid salary through the date of termination, (ii) a pro rata portion of his prior year’s bonus, (iii) his “full salary” (referencing for this purpose for the last full fiscal year prior to the change in control in which all applicable bonus or incentive payments were made) multiplied by two and (iv) the amount that the Company would have paid in premiums for his benefit plans and arrangements for a period of two years following his termination. In addition, Mr. Krakowiak would be entitled to full acceleration of vesting of his outstanding equity awards, the period in which he could exercise any options would be extended and any outstanding PRSUs would be paid at the target level.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and which is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Employment Agreement by and between Maxwell Krakowiak and PerkinElmer, Inc. dated as of August 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: August 17, 2022	By:	/s/ Joel S. Goldberg
Joel S. Goldberg
Senior Vice President, Administration, General Counsel and Secretary